EXHIBIT INDEX

4.1(a)    Form of Deferred Annuity Contract (form 240343).

4.11      Form of Traditional IRA or SEP-IRA Endorsement (form 272108).

4.12      Form of Roth IRA Endorsement (form 272109).

4.13      Form of Variable Annuity Unisex Endorsement (form 272110).

5.1       Form of Variable Annuity Application (form 271552).

6.3       Amended By-Laws of American Enterprise Life, dated September 11, 2002.

8.2 Copy of Participation Agreement by and among American Enterprise Life Insurance Company, American Express Financial Advisors, Inc., Alliance Capital Management L.P. and Alliance Fund Distributors, Inc., dated January 1, 2000.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1      Consent of  Independent Auditors for American Express Innovations(SM).

10.2      Consent of  Independent Auditors for Evergreen Essential(SM) Variable
          Annuity.

10.3      Consent of Independent  Auditors for Evergreen New Solutions  Variable
          Annuity.

10.4 Consent of Independent Auditors for American Express Innovations(SM) Classic Variable Annuity.